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                                  EXHIBIT 23.2


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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Regal Cinemas, Inc. 1993 Employee Stock Incentive Plan of our report dated March 21, 1995 (with respect to the financial statements of Neighborhood Entertainment, Inc. not separately presented), appearing in the Current Report on Form 8-K dated July 2, 1996 of Regal Cinemas, Inc. filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Richmond, Virginia
September 27, 1996